Exhibit 10.3

EXECUTION VERSION

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of November 2, 2018 is by and between WestRock Company (formerly, Whiskey Holdco, Inc.), a Delaware corporation (“Holdco”), WRKCo Inc. (formerly, WestRock Company), a Delaware corporation (the “Parent Borrower”), WestRock Company of Canada Holdings Corp./Compagnie de Holdings WestRock du Canada Corp., a Nova Scotia unlimited company (the “Canadian Borrower” and together with the Parent Borrower and any Restricted Subsidiary of the Parent Borrower which the Parent Borrower has designated a Borrower pursuant to Section 2.1(f), 2.2(f) or 2.3(f) of the Credit Agreement, the “Borrowers”), Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”) and as multicurrency administrative agent (the “Multicurrency Agent”) under that certain Credit Agreement dated as of July 1, 2015 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among the Borrowers, the Subsidiaries of the Parent Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and the Multicurrency Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

In connection with the Agreement and Plan of Merger, dated as of January 28, 2018, among Holdco, the Parent Borrower, Whiskey Merger Sub, Inc., a Delaware corporation, Kola Merger Sub, Inc., a Delaware corporation, and KapStone Paper and Packaging Corporation, a Delaware corporation, and as a condition precedent to the effectiveness of the amendments set forth in Amendment No. 3 to the Credit Agreement, dated as of March 7, 2018 (“Amendment No. 3”), Holdco has elected to become party to, and a Guarantor under, the Credit Agreement. Pursuant to Section 1 of Amendment No. 3, the Parent Borrower hereby notifies the Administrative Agent that the Acquisition (as defined in Amendment No. 3) has been consummated on the date hereof.

Accordingly, Holdco and the Borrowers hereby agree as follows with the Administrative Agent and the Multicurrency Agent, for the benefit of the Lenders:

1.        Holdco hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Holdco will be deemed to be a party to, and a “U.S. Guarantor”, a “Guarantor” and the “Holdco” under, the Credit Agreement and shall have all of the obligations of a U.S. Guarantor, a Guarantor and Holdco thereunder as if it had executed the Credit Agreement. Holdco hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, Holdco hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the U.S. Obligations and the Foreign Borrower Obligations in accordance with Article X and Article XI of the Credit Agreement.

2.        Holdco acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement is hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

3.        The Borrowers confirm that the Credit Agreement is, and upon Holdco becoming a U.S. Guarantor, a Guarantor and the Holdco, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon Holdco becoming a U.S. Guarantor, a Guarantor and the Holdco, the terms “U.S. Obligations” and “Foreign Borrower Obligations” shall include all obligations of Holdco under the Credit Agreement and under each other Credit Document.

4.        Each of the Borrowers and Holdco agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

5.        This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

6.        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The terms of Sections 9.12, 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

WESTROCK COMPANY,
a Delaware corporation

By:	/s/ John D. Stakel
Name:	John D. Stakel
Title:	Senior Vice President and Treasurer

WRKCO INC.,
a Delaware corporation

By:	/s/ John D. Stakel
Name:	John D. Stakel
Title:	Senior Vice President and Treasurer

WESTROCK COMPANY OF CANADA HOLDINGS CORP./COMPAGNIE DE HOLDINGS WESTROCK DU CANADA CORP., a Nova Scotia unlimited company

By:	/s/ John D. Stakel
Name:	John D. Stakel
Title:	Senior Vice President and Treasurer

IN WITNESS WHEREOF, each of the Borrowers and Holdco has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent and Multicurrency Agent, each for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Multicurrency Agent

By:	/s/ Kay Reedy
Name:	Kay Reedy
Title:	Managing Director

SCHEDULE A

to

Joinder Agreement

Schedules to Credit Agreement

None.